EXHIBIT 10.2
PROJECT SPECIFIC TASK ORDER RELEASE FORM
No. 006
This Project Specific Task Order Release (“Task Order”) is issued and entered into pursuant to the AIA Document A141, Standard Form of Agreement Between Owner and Design-Builder, between Farmer Bros. Co. (“Owner”) and The Haskell Company (“Haskell”) dated October 23, 2017 (“Master Agreement.”)
Owner and Haskell agree that this TASK ORDER and the MASTER AGREEMENT as well as any exhibits and/or subsequent modifications represents the entire integrated agreement between the parties and supersedes prior negotiations, representations, or agreements, either written or oral, and may be amended only by written instrument signed by both the Owner and Haskell. Performance of this TASK ORDER shall be in strict compliance with the terms and conditions of the MASTER AGREEMENT, which are hereby incorporated herein. All capitalized terms not herein defined shall have the definition provided for in the MASTER AGREEMENT.
ARTICLE I
PROJECT DESCRIPTION AND REQUIREMENTS

1.1
Project Description. The Task Order involves all aspects of the Owner’s program for the DFW Expansion - ### Project, all as more fully described in the Exhibit A. The list of Contract Documents for this Task Order is attached hereto and incorporated herein as Exhibit B.

1.2
Haskell’s Compensation. The Owner shall pay Haskell, subject to the terms and conditions set forth herein and in the MASTER AGREEMENT, the Contract Sum for Haskell’s proper performance of the TASK ORDER. Subject to any additions and/or deductions as provided in the Contract Documents, the Contract Sum shall be as further described in one or more of the following exhibits (as indicated by the checked box(es) below):

□    Exhibit    (option 1) – Contract Sum – Preconstruction IDB Work
□    Exhibit    (option 2) – Contract Sum – Lump Sum
□    Exhibit C (option 3) – Contract Sum – Cost Plus a Guaranteed Maximum Price
□    Exhibit    (option 4) – Contract Sum – Unit Pricing

1.3	Supplemental Insurance Requirements. Additions and/or modifications to the coverages and/or requirements provided for in the MASTER AGREEMENT are provided below: [None]

1.4
Payment and Performance Bonds. If requested by Owner, Haskell shall provide, attached as Exhibit D to this TASK ORDER, executed Payment and Performance Bonds in accordance with the MASTER AGREEMENT, and in the form specified in Exhibit B thereof.

1.5	This TASK ORDER requires Haskell to furnish all materials, labor and professional services reasonably necessary to safely and properly perform the IDB Work assigned herein.

ARTICLE II
DETAILED SCOPE OF IDB WORK

2.1	In addition to IDB Work described in the MASTER AGREEMENT and Article I of this TASK ORDER, Haskell shall provide all IDB Work described below and/or in the attached Exhibit A:
ARTICLE III
TERM, TIME FOR COMPLETION, AND STAFFING PLAN

3.1
Unless sooner terminated in accordance with the MASTER AGREEMENT, or extended by mutual written agreement approved by Owner, the term of this TASK ORDER shall be from the date of signature hereon (the “TASK ORDER Effective Date”) through final completion of all IDB Work described herein and finalization of the Project and resolution of any outstanding Project-related claims or disputes.

3.2
Completion of this Project Specific Task Order shall be determined by mutual agreement of the parties, and shall be based on Haskell’s receipt of all necessary down payments from Owner and Owner’s concurrence to Haskell’s ordering schedule as determined by equipment availability from approved vendors. The date of completion of this Task Order shall be incorporated into the IDB Work Contract Schedule as that schedule is developed during the Project. The time for performance of any additional IDB Work shall be addressed via Change Order, which, if approved in writing by Owner, shall operate to amend this TASK ORDER.

3.3
[Check box if applicable: □] Liquidated Damages. The pecuniary damages suffered by Owner for late completion, are by their very nature difficult to ascertain precisely. As such, for each consecutive day that any Work is not substantially completed in accordance with the Date of Substantial Completion, Haskell shall be liable to pay to Owner, and the Owner shall be entitled to deduct and offset from amounts otherwise due Haskell, liquidated damages calculated at the daily rates stated below for each day of delay in the completion of the IDB Work necessary to achieve such completion, not as a penalty but as liquidated damages representing the parties’ reasonable estimate at the time of contract execution of the damages that Owner will sustain for late completion. It is expressly understood that the sum per day (if applicable) is agreed upon as a fair estimate of the pecuniary damages Owner will sustain if the IDB Work is not completed by the Date of Substantial Completion specified in Section 3.02, and/or in Exhibit __ of this TASK ORDER, or within any legally required extension thereof. Liquidated Damages shall continue to accrue on a cumulative basis until Haskell achieves Substantial Completion of the Work.

KEY COMPLETION DATE	APPLICABLE DAILY RATE OF LIQUIDATED DAMAGES

[Not Applicable]

3.4
[Check box if applicable: □] Limitation of Liability. Haskell’s aggregate liability for damage claims asserted against it by Owner, whether such claim(s) is based on breach of contract or warranty, tort, product liability, indemnity, contribution, strict liability, Liquidated Damages, or any other legal theory, shall not exceed, at any point in time, the greater of the total aggregate Contract Sum for all IDB Work paid by Owner to Haskell related to the Project, or ----------------- ---- Thousand Dollars ($------------). The foregoing notwithstanding, Haskell’s liability to Owner for indemnity or contribution claims arising from personal injury or worker’s compensation claims shall not be limited. This paragraph shall prevail over any inconsistent provisions contained in this Agreement and the other Industrial Design-Build Documents.
ARTICLE IV
ATTACHMENTS AND EXHIBITS

4.1	The following attachments and exhibits are incorporated into this TASK ORDER by reference and are Contract Documents:
Exhibit A – Haskell GMP Proposal dated December 8, 2017
Exhibit B – List of Contract Documents
Exhibit C – Contract Sum – GMP
Exhibit D – Project Payment and Performance Bonds (Not Applicable)
Exhibit E – Special Conditions
Exhibit F – IDB Work Contract Schedule
Exhibit G – Decision Tracker
This Task Order entered into as of the day and year first written above.

/s/ E.D. Iobst OWNER (Signature)	/s/ Keith Perkey Haskell (Signature)
E.D. Iobst, Chief Operations Officer (Printed name and title)	Keith Perkey, VP – Food & Beverage (Printed name and title)

EXHIBIT C
CONTRACT SUM
GUARANTEED MAXIMUM PRICE
ARTICLE I

1.1	Costs which would cause the GMP to be exceeded shall be paid by Haskell without reimbursement by the Owner.

1.2	Task Order Price:

Description	Cost	% of Total Cost	Notes
Engineering Through GMP	$1,196,697.00	6.20%
Task Order #01	$657,030.00	3.40%	Tempering Bins / SS Filler / SS Chain Conveyor
Task Order #02	$1,668,103.00	8.70%	Retail Filler
Task Order #03	$228,690.00	1.20%	BAR Mixers (Qty 2)
Task Order #04	$811,687.00	4.20%	Fractional Filler
Task Order #05	$1,688,232.00	8.80%	Chain Conveyor
Task Order #06 Balance of GMP	$13,006,346.08	67.50%	Balance of GMP
TOTAL	$19,256,785.08
Upon execution of this Task Order #6.0 for the GMP scope of supply and services, the terms of the following task orders shall become void, unenforceable and of no effect. Scope of supply and services included in these Task Orders are included in the GMP Task Order #6.0. Total value of the full GMP scope is shown above as $19,256,785.08
1.    Task Order #1.0 dated October 13, 2017
2.    Task Order #2.0 dated 11/17/17
3.    Task Order #3.0 dated 11/21/17
4.    Task Order #4.0 dated 11/27/17
5.    Task Order #5.0 dated 12/15/17

Exhibits A and B and Exhibits D – G have been omitted from this filing and the Registrant shall furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.